Exhibit 16(1)

POWER OF ATTORNEY

I, the undersigned Trustee of the Fidelity Aberdeen Street Trust (the Trust) hereby constitute and appoint Stephanie J. Brown, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the proposed reorganizations involving each of the acquired funds into the series of the Trust set forth on the Appendix, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorney-in-fact or her substitute may do or cause to be done by virtue hereof.

The Power of Attorney granted herein shall remain in full force and effect only for such time that Stephanie J. Brown shall continue to be an officer of Fidelity Management & Research Company LLC, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked in whole or in part at any time by the undersigned in writing.

This power of attorney is effective for all documents filed on or after December 1, 2025.

WITNESS our hands on 12/11/2025.

/s/ Abigail P. Johnson
Abigail P. Johnson

Appendix

Acquired Fund	Acquiring Fund
Fidelity Income Fund: Fidelity Managed Retirement Income Fund	Fidelity Freedom Blend Retirement Fund
Fidelity Income Fund: Fidelity Managed Retirement 2010 Fund	Fidelity Freedom Blend Retirement Fund
Fidelity Income Fund: Fidelity Managed Retirement 2015 Fund	Fidelity Freedom Blend 2010 Fund
Fidelity Income Fund: Fidelity Managed Retirement 2020 Fund	Fidelity Freedom Blend 2015 Fund
Fidelity Income Fund: Fidelity Managed Retirement 2025 Fund	Fidelity Freedom Blend 2020 Fund
Fidelity Income Fund: Fidelity Managed Retirement 2030 Fund	Fidelity Freedom Blend 2025 Fund
Fidelity Income Fund: Fidelity Managed Retirement 2035 Fund	Fidelity Freedom Blend 2030 Fund
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